CHC GROUP ANNOUNCES ANTICIPATED RATIO FOR REVERSE SHARE SPLIT AND THE ACCEPTANCE OF ITS CONTINUED LISTING PLAN BY THE NYSE

December 1, 2015 – Vancouver, British Columbia, Canada – CHC Group (NYSE: HELI; the “Company”), the parent company of CHC Helicopter, today announced that on December 1, 2015, the Company’s Routine Transactions Committee of the board of directors (the “Board”) authorized, pursuant to authority delegated to it by the Board, a 30-for-1 reverse share split of the Company’s ordinary shares, subject to shareholder approval and final approval by the Board. The reverse share split is anticipated to become effective at the open of trading on the New York Stock Exchange (the “NYSE”) on December 11, 2015.

The reverse share split is subject to approval by the Company’s shareholders at a December 7, 2015 extraordinary general meeting (the “extraordinary meeting”) and final Board approval thereafter. At the extraordinary meeting, shareholders will vote on a proposal to effect a reverse share split by way of consolidation of all of the Company’s ordinary shares, if and when the Board resolves to do so prior to October 1, 2016, at a ratio to be determined by the Board to be sufficient to cause the trading price of the Company’s ordinary shares to be between $10.50 and $14.50 based on the then trading value. All shareholders of record as of October 20, 2015 are entitled to vote at the extraordinary meeting.

The primary purpose of the reverse share split is to bring the Company back into compliance with the minimum trading price requirement for continued listing of its ordinary shares on the NYSE and to encourage investor interest in the Company’s ordinary shares.

If the reverse share split is approved and implemented, each 30 ordinary shares (issued and unissued), of a nominal or par value of $0.0001, would be converted to 1 ordinary share of a nominal or par value of $0.003. The reverse share split will proportionally affect the Company’s share options and other equity awards. The total number of the Company’s authorized preferred shares (including the convertible preferred shares) and their par value would remain unchanged, however, the conversion price for the convertible preferred shares would be adjusted proportionally. Except for adjustments that may result from the treatment of fractional shares, each shareholder will hold the same percentage of the issued and outstanding ordinary shares immediately following the reverse share split as such shareholder held immediately prior to the reverse share split.

The Company will not issue fractional shares in connection with the reverse share split.  Shareholders who would otherwise hold fractional shares following the reverse share split will receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares.  The sum will be based on the net proceeds, after customary brokerage commissions and other expenses, resulting from the transfer agent aggregating and selling all fractional share interests into the market. Such proceeds will be paid on a pro rata basis, depending on the fractional amount of shares owned. On the effective date of the reverse share split, all of the Company’s ordinary shares held in book-entry form in the Direct Registration System (“DRS”), will be automatically exchanged to post-reverse split shares. When the exchange is complete, registered shareholders will receive a DRS statement indicating the number of post-reverse split ordinary shares registered in their account as well as a check for their cash in lieu of any fractional shares, calculated as described above.

The Company also announced today that it received notice on November 25, 2015 that the NYSE has accepted the Company’s plan for regaining compliance with the NYSE’s $50 million average global market capitalization and shareholders’ equity over a consecutive 30 trading-day period listing standard. The NYSE earlier notified the Company on August 28, 2015 that it had fallen below this continued listing standard. With the NYSE’s acceptance of the plan, the Company has 18 months from the original notification date to regain compliance with the average global market capitalization standard, subject to the Company’s compliance with the NYSE’s other continued listing requirements, including the minimum trading price requirement which the anticipated reverse share split is intended to cure.

For additional information regarding the reverse share split and the extraordinary meeting, please refer to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 26, 2015.
ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company has a fleet of 220 aircraft and operates on six continents around the world.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release regarding our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, our ability to remain in compliance with the New York Stock Exchange listing standards, the impact of the anticipated reverse share split of our ordinary shares, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. CHC disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.
CHC Group
INVESTORS
Laura Campbell, +1-604-232-7316
Director, Investor Relations
laura.campbell@chc.ca
or
MEDIA
Susan Gordon, +1-214-262-7384
Senior Director, Global Communications
susan.gordon@chc.ca
Source: CHC Group